OPTION AGREEMENT

AGREEMENT made this 1st day of April, 2014, between GamePlan, Inc., a Nevada corporation (hereinafter "Optionor"), and Robert G. Berry (hereinafter "Optionee").

IN CONSIDERATION of Optionee’s valuable services rendered in connection with the Agreement and Plan of Merger, dated March 28, 2014, between Optionor, VPartments, Inc., a Georgia corporation, VPartments Acquisition Corp., and Mark D. Anderson, Sr. (the “Plan”), the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that:

1.

Optionor hereby grants to Optionee, during the option period, the Option to buy from Optionor a total of six million (6,000,000) “unregistered” and “restricted” shares of Optionor’s common stock having a par value one mill ($0.001) per share (the "Shares"), at an exercise price of $0.20 per share (the "Option").

2.

Optionee's option to purchase the Shares shall be exercisable by Optionee in whole or in part for a period of five (5) years from the closing date of the Plan.  Such Option shall be exercisable, in whole or in part, by Optionee upon five (5) business days' prior written notice to Optionor of Optionee's intent to exercise such Option.  Such exercise shall be complete upon delivery of the notice set forth above, and the delivery of good and sufficient funds to Optionor equal to the amount of $0.20 per share multiplied by the number of shares being exercised.  In the event that Optionee fails to fully exercise the Option within such five (5) year period, any then-unexercised portion of such Option shall terminate and neither Optionor nor Optionee shall have any further rights or obligations with respect thereto.

3.

Closing shall occur no more than five (5) business days after Optionor has received written notice of Optionee's intent to exercise the Option.  Optionor shall cause its transfer agent to issue the Shares to Optionee free of all encumbrances, liens or claims.  Optionee acknowledges that such Shares shall be “unregistered” and “restricted,” all certificates representing the Shares shall bear a restrictive legend to that effect, and resales of the Shares may only be made in compliance with Rule 144 of the Securities and Exchange Commission.

4.

This Option or any part thereof is transferrable and assignable by Optionee in his sole and absolute discretion.  In the event of Optionee's assignment or transfer, Optionee shall immediately notify Optionor of such assignment, at which time all right, title and interest in this Option shall pass to the assignee designated by Optionee in such notice.

5.

If Optionor, at any time while any portion of the Option is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon exercise of the Option), (ii) subdivides outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issues by reclassification of shares of its common stock any shares of its capital stock, then in each case the exercise price of the Option shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event, and the number of shares issuable upon exercise of the Option shall be proportionately adjusted such that the aggregate exercise price of the Option shall remain unchanged.  Any adjustment made pursuant to this Section 5 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

6.

This Option Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of Optionee.

“OPTIONOR”

GamePlan, Inc., a Nevada corporation

/s/ Robert G. Berry

Robert G. Berry, Chief Executive Officer

STATE OF NEVADA

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COUNTY OF WASHOE

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Personally appeared before me this 1st day of April, 2014, Robert G. Berry, who duly acknowledged to me that he has read and executed the foregoing Option Agreement, and that he is authorized to execute as agent for certain principals.

Elizabeth Krutz

NOTARY PUBLIC

My Commission Expires:

9/8/14

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